UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2022

ALIGN TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-32259	94-3267295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 North Scottsdale Road, Suite 1300, Tempe, Arizona 85288
(Address of Principal Executive Offices) (Zip Code)
(602) 742-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	ALGN	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17  CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On December 23, 2022 (the “Closing Date”), Align Technology, Inc., a Delaware corporation (the “Company”), entered into a Second Amendment to Credit Agreement (the “Amendment”), which amends the Company’s Credit Agreement, dated as of July 21, 2020, among the Company, certain subsidiaries of the Company that may become party thereto from time to time as guarantors, the lenders party thereto from time to time and Citibank, N.A., as administrative agent (as amended by the First Amendment to Credit Agreement, dated as of April 21, 2022, and as further amended by the Amendment the “Credit Agreement”). After giving effect to the Amendment, the Credit Agreement continues to provide for a $300.0 million unsecured revolving credit facility with a $50.0 million letter of credit subfacility. As of the Closing Date, the Company had no revolving loans or letters of credit outstanding under the Credit Agreement.

Among other things, the Amendment amends the Credit Agreement in order to (i) extend the expiration date of the commitments under the Credit Agreement from July 21, 2023 to December 23, 2027, (ii) remove the requirement that the Company comply with a minimum consolidated interest coverage ratio financial covenant for quarters ending after the effective date of the Amendment, (iii) increase the maximum consolidated total leverage ratio that the Company must comply with from 3.00 to 1.00 to 3.50 to 1.00, (iv) amend the interest rate provisions to replace the existing LIBOR benchmark interest rate with an adjusted term SOFR benchmark interest rate, (v) provide for the applicable margin for SOFR loans to a range of 0.875% to 1.375% and reduce the applicable margin for base rate loans to a range of 0.000% to 0.375%, in each case based on the Company’s consolidated total leverage ratio and (vi) reduce the benchmark interest rate floor from 1.00% to 0.00%.

The administrative agent and the other lenders have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with the Company or its affiliates. The administrative agent and the other lenders have received, or may in the future receive, customary fees and commissions for such transactions.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which the Company will file with the Securities and Exchange Commission as an exhibit to a forthcoming periodic financial report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 hereof is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGN TECHNOLOGY, INC.

By:	/s/ John Morici
John Morici Chief Financial Officer and Executive Vice President, Global Finance

Date: December 27, 2022